EXHIBIT 99.5

Ad hoc Announcement according to Art. 17 Market Abuse Regulation

Conclusion of a Business Combination Agreement between QIAGEN N.V. and Thermo Fisher Scientific Inc.;

Announcement of a public tender offer by Thermo Fisher Scientific Inc.

Venlo, The Netherlands, March 3, 2020 – QIAGEN N.V. (NYSE: QGEN; Frankfurt Prime Standard: QIA) (“QIAGEN” or the “Company”) today entered, with the unanimous approval of its Management Board and Supervisory Board, into a Business Combination Agreement with Thermo Fisher Scientific Inc. (NYSE: TMO, “Thermo Fisher”).

In line with the Business Combination Agreement Quebec B.V., a wholly-owned subsidiary of Thermo Fisher, announced that it intends to launch a public tender offer to all QIAGEN shareholders for the acquisition of all issued ordinary shares of the Company for a cash consideration of EUR 39 per QIAGEN share. The public tender offer values the Company at approximately EUR 10.4 billion, which includes the assumption of approximately EUR 1.26 billion of net debt. The offer price represents a premium of approximately 23 % to the closing price of QIAGEN’s common stock on the Frankfurt Stock Exchange on March 2, 2020.

The public tender offer will be subject to regulatory approvals, the adoption of certain resolutions in connection with the public tender offer at QIAGEN’s extraordinary general meeting, achieving a minimum acceptance threshold of 75% of the total issued and outstanding ordinary share capital of QIAGEN and other customary closing conditions.

The Business Combination Agreement provides that following settlement of the public tender offer Thermo Fisher may, at its election, effectuate a corporate reorganization of QIAGEN and its subsidiaries, including by means of certain transactions resulting in Thermo Fisher acquiring full ownership of the entire business of QIAGEN and all non-tendering shareholders ultimately receiving a cash payment in an amount per share equal to the offer price, without interest and less applicable withholding taxes.

The Managing Board and the Supervisory Board of QIAGEN considered, under the terms of and subject to the conditions of the Business Combination Agreement, the public tender offer and further transactions related to the public tender offer to be in the best interest of QIAGEN and are determined to support and recommend the public tender offer for acceptance to QIAGEN’s shareholders.

The public tender offer document will be published in accordance with German Securities Acquisition and Takeover Act by Quebec B.V. once the permission from the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) has been obtained and Thermo Fisher and/or Quebec B.V. will file with the U.S. Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO. Simultaneously with the publication of the tender offer document, the Managing Board and the Supervisory Board of QIAGEN will publish a reasoned position statement in accordance with Section 27 of the German Securities Acquisition and Takeover Act and Section 18 and appendix G of the Dutch Decree on Public Takeovers and QIAGEN will file a solicitation / recommendation statement on Schedule 14D-9 with the SEC.

QIAGEN N.V.

Hulsterweg 82

5912 PL Venlo

The Netherlands

ISIN: NL0012169213

Frankfurt Stock Exchange, Regulated Market (Prime Standard)

Contacts QIAGEN N.V.:

Corporate Communications

John Gilardi, Tel: +49 2103 29 11711; ir@qiagen.com

Thomas Theuringer, Tel: +49 2013 29 11826 pr@qiagen.com

Important Notice:

Forward-looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties, including the impact of public health epidemics; dependence on customers’ capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including the proposed transaction, may not materialize as expected; the proposed transaction not being timely completed, if completed at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; prior to the completion of the transaction, QIAGEN’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed transaction; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in QIAGEN’s Annual Report on Form 20-F for the year ended December 31, 2019, which is on file with the SEC and available in the “Investor Relations” section of QIAGEN’s website, corporate.qiagen.com/investor-relations, under the heading “Financial Reports,” and in any subsequent Quarterly Reports on Form 6-K and other documents QIAGEN files or furnishes with the SEC. While Thermo Fisher or QIAGEN may elect to update forward-looking statements at some point in the future, Thermo Fisher and QIAGEN specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or QIAGEN’s views as of any date subsequent to today.

Additional Information and Where to Find it

The tender offer referenced herein has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of QIAGEN or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher and/or its acquisition subsidiary will file with the SEC and publish in Germany. The terms and conditions of the tender offer will be published in, and the offer to purchase ordinary shares of QIAGEN will be made only pursuant to, the offer document and related offer materials prepared by Thermo Fisher and/or its acquisition subsidiary and as approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”). Once the necessary permission from BaFin has been obtained, the offer document and related offer materials will be published in Germany and also filed with the SEC in a tender offer statement on Schedule TO at the time the tender offer is commenced. QIAGEN intends to file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer; in addition, QIAGEN will publish a document combining the reasoned recommendation statement (begründete Stellungnahme) pursuant to Sec. 27 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, WpÜG) and the position statement (gemotiveerde standpuntbepaling) pursuant to Section 18 and appendix G of the Dutch Decree on Public Takeovers (Besluit Openbare Biedingen). The offer document for the tender offer (in German and in English) containing the detailed terms and conditions of, and other information relating to, the tender offer will, among other things, be published at http://corporate.thermofisher.com/en/offer.html.

Acceptance of the tender offer by shareholders that are resident outside Germany and the United States may be subject to further legal requirements. With respect to the acceptance of the tender offer outside Germany and the United States, no responsibility is assumed for the compliance with such legal requirements applicable in the respective jurisdiction.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, AS WELL AS QIAGEN’S REASONED RECOMMENDATION STATEMENT (BEGRÜNDETE STELLUNGNAHME) PURSUANT TO SEC. 27 WPÜG AND POSITION STATEMENT (GEMOTIVEERDE STANDPUNTBEPALING) PURSUANT TO SECTION 18 AND APPENDIX G OF THE DUTCH DECREE ON PUBLIC TAKEOVERS (BESLUIT OPENBARE BIEDINGEN) WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF QIAGEN ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY, AND NOT THIS DOCUMENT, WILL GOVERN THE TERMS AND CONDITIONS OF THE TENDER OFFER, AND BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES.

The tender offer materials, including the offer to purchase and the related letter of transmittal and certain other tender offer documents, and the solicitation/recommendation statement (when they become available) and other documents filed with the SEC by Thermo Fisher or QIAGEN, may be obtained free of charge at the SEC’s website at www.sec.gov or at QIAGEN’s website at www.qiagen.com or by contacting QIAGEN’s investor relations department at +1-240-686-2222 or at Thermo Fisher’s website at www.thermofisher.com or by contacting Thermo Fisher’s investor relations department at +1-781-622-1111. In addition, Thermo Fisher’s tender offer statement and other documents it will file with the SEC will be available at https://ir.thermofisher.com/investors. Furthermore, copies of the offer document will also be available free of charge at the information agent to be identified in the offer document.